Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

GTJ REIT, Inc.

Lynbrook, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-169557) of GTJ REIT, Inc. our report dated April 5, 2013 with respect to the statements of revenues and certain expenses of the Wu/Lighthouse Portfolio, for the years ended December 31, 2011 and 2010 included in this current report (Form 8-K/A) of GTJ REIT, Inc.

/s/ BDO USA, LLP
New York, New York
April 5, 2013